UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Unilife Corporation (the “Company”) held its Annual Meeting of Stockholders (the “2016 Annual Meeting”) on December 15, 2016. At the 2016 Annual Meeting, the following proposals were submitted by the Company’s Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal No. 1 — The election of the persons named below as directors to hold office until our annual meeting of stockholders to be held in 2017 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

All director nominees were elected and the votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeff Carter	4,457,772	473,779	4,259,748
John C. Ryan	4,511,381	420,170	4,259,748
Harry A. Hamill	4,540,058	391,493	4,259,748
John Lund	4,374,643	556,908	4,259,748
Mary Katherine Wold	4,434,929	496,622	4,259,748
Michael E. Kamarck	4,593,492	338,059	4,259,748
Rosemary A. Crane	4,566,847	364,704	4,259,748
Duane DeSisto	4,567,016	364,535	4,259,748

Proposal No. 2 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

The appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017 was ratified and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
8,857,619	203,735	129,945	-

Proposal No. 3 — Advisory vote regarding the approval of compensation paid to certain executive officers.

The compensation of the Company’s named executive officers was approved, on an advisory basis, and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
3,452,191	1,295,733	183,627	4,259,748

Proposal No. 4 — Approval of an amendment to the Unilife Corporation Amended and Restated 2009 Stock Incentive Plan to increase the number of shares available for issuance under such Plan by 2,376,837 shares.

An amendment to the Unilife Corporation Amended and Restated 2009 Stock Incentive Plan to increase the number of shares available for issuance under such Plan by 2,376,837 shares was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
3,390,940	1,459,522	81,089	4,259,748

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: December 16, 2016	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

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